Exhibit 5.1
OPINION AND CONSENT OF WILSON SONSINI GOODRICH & ROSATI,
PROFESSIONAL CORPORATION
November 28, 2007
Oplink Communications, Inc.
46335 Landing Parkway
Fremont, California 94538
     RE:       REGISTRATION STATEMENT ON FORM S-8
Ladies and Gentlemen:
     We have acted as counsel to Oplink Communications, Inc., a Delaware corporation (the “Company” or “you”) and have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about November 28, 2007 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 617,774 shares of common stock of Oplink Communications, Inc, par value $0.001 per share (the “Shares”), reserved for issuance under Optical Communication Products, Inc. 2000 Stock Incentive Plan (the “Plan”).
     As your legal counsel, we have examined the instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
     Based on such examination, it is our opinion that, when issued and sold in the manner referred to in the Plan, the Shares will be legally and validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation